QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 14, 2005, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-123597) and related prospectus of SEACOR Holdings Inc. for the registration of $250,000,000 of 2.875% Convertible Senior Debentures and 3,417,625 shares of its common stock.

/s/ ERNST & YOUNG LLP

New Orleans, Louisiana
June 8, 2005

QuickLinks

Consent of Independent Registered Public Accounting Firm